SUB-ITEM 77Q1(E)

The Investment Advisory Agreement dated December 4, 2013, by and between MFS Series Trust I on behalf of each of MFS Low Volatility Equity Fund and MFS Low Volatility Global Equity Fund, each a series of MFS Series Trust I, and Massachusetts Financial Services Company, is contained in Post-Effective Amendment No. 68 to the Registration Statement for MFS Series Trust I (File Nos. 33-7638 and 811-4777), as filed with the Securities and Exchange Commission via EDGAR on December 23, 2013, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.